Exhibit 99.1

PRESS RELEASE
FOR ADDITIONAL INFORMATION: Investor Relations Heather Kos +1 844-632-1060 IR@univar.com

Media Relations Dwayne Roark +1 331-777-6031 mediarelations@univar.com

Univar Solutions Appoints Noelle J. Perkins as Senior Vice President, General Counsel and Secretary

Jeffrey W. Carr, current senior vice president, general counsel and secretary, to retire March 1, 2020

DOWNERS GROVE, IL, October 31, 2019 – Univar Solutions Inc. (NYSE: UNVR) (“Univar Solutions” or “the Company”), a global chemical and ingredient distributor and provider of value-added services, today announced the appointment of Noelle J. Perkins as senior vice president, general counsel and secretary, effective November 1, 2019. Perkins assumes the role from Jeffrey W. Carr who transitions to the role of advisor to the CEO until his retirement, effective March 1, 2020.

“Noelle’s legal knowledge and business acumen make her the perfect choice for this important role,” said David Jukes, president and chief executive officer. “Throughout her career, Noelle has proven to be a compliance, risk management and litigation expert and will continue to build a department that positions the Company for future growth.”

Perkins joined Univar Solutions in March of 2018 as deputy general counsel and assistant secretary, where she has led global compliance and enterprise risk management programs, as well as served as the lead attorney for the USA region. Prior to joining Univar Solutions, Perkins was chief counsel for the Oilseeds Processing segment of Archer Daniels Midland Company. Other previous experience includes serving as the deputy general counsel for John Bean Technologies Corporation, a food processing machinery and airport systems equipment maker. Perkins began her career as a litigation associate with Bell, Boyd & Lloyd, which is now K&L Gates.

Carr will retire at the beginning of March after joining Univar Solutions in 2017. Throughout his tenure, Carr has accomplished many achievements including driving the growth and development of talent within the legal team and playing a key role in the acquisition of Nexeo Solutions. As a 2019 “Legends of Law” recipient from “The Burton Awards” program, Carr is a long-recognized legal industry pioneer. From advocating for a more customer-focused delivery of legal services to implementing best practices for added legal efficiencies, Carr has an esteemed career of setting high standards and achieving extraordinary results.

“As a visionary, Jeff has been a strategic leader through our continued growth and transformation,” said Jukes. “It has been my privilege to work with him and benefit from his counsel, especially as I took the reins as president and CEO. I look forward to these next months as he serves as my strategic advisor to help us further our sustainability, privacy and data protection framework.”

About Univar Solutions

Univar Solutions (NYSE: UNVR) is a leading global chemical and ingredient distributor and provider of value added services to customers across a wide range of industries. With the industry’s largest private transportation fleet and North American sales force, a vast supplier network, deep market and regulatory knowledge, world-class formulation and recipe development, unparalleled logistics know-how, and industry-leading digital tools, Univar Solutions is a committed ally to customers and suppliers, helping them anticipate, navigate, and leverage meaningful growth opportunities. Learn more at www.univarsolutions.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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